Exhibit 99.1

For Release
July 27, 2016
4:30 a.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Second Quarter of 2016
Revenue Growth of 25.3 Percent (13.7 Percent on a Pro Forma Basis)
Net Income & Adjusted EBITDA (a non-GAAP measure) above our Estimates

CALABASAS, Calif., July 27, 2016 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended June 30, 2016.

Second Quarter Highlights

•
Revenues were $608.1 million, up 25.3 percent (13.7 percent on a pro forma basis) over Q2 of 2015. Pro forma results assume the acquisitions of Creative Circle, LLC ("Creative Circle") and a small Life Sciences business in Europe (the "Acquisitions") occurred at the beginning of 2014.

•	Net income was $26.0 million ($0.48 per diluted share), up from $14.3 million ($0.27 per diluted share) in the second quarter of 2015.

•	Adjusted EBITDA (a non-GAAP measure) was $74.1 million, or 12.2 percent of revenues.

•	Adjusted Net Income (a non-GAAP measure) was $43.0 million ($0.80 per diluted share), up from $32.3 million (or $0.61 per diluted share) in the second quarter of 2015.

•
Repurchased shares of common stock under the new $150 million stock repurchase program approved by the board of directors on June 10, 2016. During the second quarter of 2016, repurchased 97,500 shares at an average per share price of $36.81. Through July 26, 2016, repurchased 215,311 shares at an average per share price of $37.32 under this authorization.

•	Leverage ratio (a non-GAAP measure) was 2.55 to 1 at June 30, 2016, down from 2.80 to 1 at March 31, 2016.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said "Once again, our scale, reach and ability to service customer needs allowed us to grow rapidly and continue to become the preferred provider of choice for IT, Creative, Digital and Life Sciences professional services to many large and sophisticated customers. We continue to believe that the important customer relationships that we have developed over the last 10 years will permit us to grow at attractive growth rates into the future."

Second Quarter 2016 Financial Results

Revenues for the quarter were $608.1 million, up 25.3 percent year-over-year on an as reported basis. Revenues on a pro forma basis, which assume the Acquisitions occurred at the beginning of 2014, were up 13.7 percent year-over-year. Our largest segment, Apex, accounted for 74.6 percent of total revenues. Apex grew 33.3 percent year-over-year on an as reported basis, and 16.5 percent on a pro forma basis (a non-GAAP measure). Our Oxford Segment accounted for 25.4 percent of total revenues. Oxford grew 6.6 percent year-over-year on an as reported basis, and 6.3 percent on a pro forma basis (a non-GAAP measure).

Gross profit was $202.1 million, up $43.6 million or 27.5 percent year-over-year. Gross margin for the quarter was 33.2 percent.

Selling, general and administrative (“SG&A”) expenses were $141.4 million (23.2 percent of revenues), compared with $118.9 million (24.5 percent of revenues) in the second quarter of 2015. The increase in SG&A was commensurate with the high year-over-year growth of the business over the last four quarters and the inclusion of the operating results of Creative Circle for a full quarter (the second quarter of 2015 included Creative Circle from the date of acquisition, June 5, 2015 through the end of that quarter).

SG&A for the quarter included acquisition, integration and strategic planning expenses of $1.5 million, virtually all of which related to the integration of certain operating units onto Oxford's front and back office systems. Most of the integration should be completed by the end of the year.

Amortization of intangible assets was $10.0 million, compared with $7.0 million in the second quarter of 2015. This increase in amortization related to the Acquisitions.

Interest expense for the quarter was $8.0 million compared with $4.7 million in the second quarter of 2015. Interest expense for the quarter was comprised of $7.0 million of interest on the credit facility and $1.0 million of amortization of deferred loan costs.

Net income on a GAAP basis was $26.0 million ($0.48 per diluted share). Adjusted Net Income (a non-GAAP measure) was $43.0 million ($0.80 per diluted share). Adjusted EBITDA (a non-GAAP measure) was $74.1 million, or 12.2 percent of revenues.

Cash flows from operating activities were $61.1 million and free cash flow (a non-GAAP measure) was $54.5 million. During the quarter, we repaid $32.0 million of long-term debt and at June 30, 2016, our leverage ratio (a non-GAAP measure) was 2.55 to 1, down from 2.80 to 1 at March 31, 2016.

Financial Estimates for Q3 2016

On Assignment is providing financial estimates for the third quarter of 2016. These estimates do not include acquisition, integration, or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no significant change in foreign exchange rates. Reconciliations of estimated net income to the estimated non-GAAP measures are presented herein.

•	Revenues of $618.0 million to $628.0 million

•	Gross margin of 33.1 percent to 33.4 percent

•	SG&A expense (excludes amortization of intangible assets) of $140.3 million to $142.3 million (includes $5.7 million in depreciation and $6.6 million in equity-based compensation expense)

•	Amortization of intangible assets of $9.7 million

•	Effective tax rate of 39.5 percent

•	Net income of $28.7 million to $30.5 million

•	Earnings per diluted share of $0.53 to $0.56

•	Diluted shares outstanding of 54.2 million

•	Adjusted EBITDA (a non-GAAP measure) of $77.0 million to $80.0 million

•	Adjusted Net Income (a non-GAAP measure) of $44.8 million to $46.6 million

•	Adjusted Net Income per diluted share (a non-GAAP measure) of $0.83 to $0.86

The revenue estimates for Q3 2016 imply year-over-year growth of 8 to 10 percent, which is two to four percentage points higher than the published industry growth rate for the year. The year-over-year growth rate for the quarter reflects a more difficult prior year comparable as the year-over-year pro forma growth rate for Q3 2015 was 4.7 percentage points higher than the growth rate for Q2 2015 (13.4 percent for Q3 2015 compared with 8.7 percent for Q2 2015).

Conference Call

On Assignment will hold a conference call today at 5:00 p.m. EDT to review its financial results for the second quarter. The dial-in number is 800-230-1059 (+1-612-332-0107 for callers outside the United States) and the conference ID number is 397260. Participants should dial in ten minutes before the call. The prepared remarks for this call will be available via On Assignment's web site at www.onassignment.com. This call is being webcast by CCBN and can be accessed at www.onassignment.com. Individual investors can also listen at CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.

A replay of the conference call will be available beginning Wednesday, July 27, 2016 at 7:00 p.m. EDT until midnight on Wednesday, August 10, 2016. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 397260.

About On Assignment

On Assignment, Inc. is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals. The Company has a network of branch offices throughout the United States, Canada and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Below is a discussion of our non-GAAP measures.

Pro forma revenues and gross profit by segment are presented to provide a more consistent basis for comparison between quarters. Pro forma was prepared as if the acquisitions of Creative Circle and a small Life Sciences business in Europe were consummated at the beginning of 2014. Although the pro forma segment data are considered non-GAAP measures, they were calculated in the same manner as the consolidated pro forma data, which are GAAP measures.

EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) and Adjusted EBITDA (EBITDA plus equity-based compensation expense and, as applicable, write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges) are used to determine a portion of the compensation for some of our executives and employees. Equity-based compensation expense is added to arrive at Adjusted EBITDA because it is a non-cash expense. Write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges are added, as applicable, to arrive at Adjusted EBITDA as they are not indicative of the performance of our core business on an ongoing basis.

Non-GAAP net income (Income from continuing operations, plus, as applicable, write-off of loan costs, acquisition, integration and strategic planning expenses, accretion of fair value discount on contingent consideration, impairment charges, and the tax effect of these items) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis. Adjusted Net Income (Non-GAAP net income plus amortization of intangible assets and cash tax savings on indefinite-lived intangible assets, less income taxes on amortization for financial reporting purposes not deductible for income tax purposes)

provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis, adjusted for the cash flows associated with amortization of intangible assets to more fully present the performance of our acquisitions.

Free cash flow is defined as net cash provided by (used in) operating activities, less capital expenditures. Management believes this provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities. Our leverage ratio provides information about our compliance with loan covenants and is calculated in accordance with our credit agreement, as filed with the Securities and Exchange Commission ("SEC"), by dividing our total indebtedness by trailing 12 months Adjusted EBITDA.

Reasons for Presentation of Operating Metrics

Operating metrics are intended to enhance the overall understanding of our business and our current financial performance. These operating metrics might not be calculated in the same manner as, and thus might not be comparable to, similarly titled metrics reported by other companies. The operating metrics presented on this release are calculated as follows: average number of staffing consultants are full time equivalent staffing consultant headcount in the quarter; average number of contract professionals per week and average number of customers per week are the number of contract professionals employed each week and the number of customers served each week, averaged for the quarter, respectively (average is weighted by total number of hours billed per week); top 10 customers as a percentage of revenue are the 10 largest clients defined by the revenue generated in the quarter, divided by total revenues in the quarter; gross profit per staffing consultant is gross profit for the quarter divided by the average number of staffing consultants; average bill rate is total assignment revenue client billings in the quarter divided by total hours billed in the quarter.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2016. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, amortization, effective tax rate, net income, diluted shares outstanding, Adjusted EBITDA, Adjusted Net Income and related per share amounts (as applicable) set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC on May 9, 2016. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015

Revenues	$608,088	$485,323	$582,040	$1,190,128	$915,368
Costs of services	406,002	326,789	394,258	800,260	620,959
Gross profit	202,086	158,534	187,782	389,868	294,409
Selling, general and administrative expenses	141,350	118,867	139,881	281,231	224,802
Amortization of intangible assets	10,032	6,957	10,144	20,176	11,826
Operating income	50,704	32,710	37,757	88,461	57,781
Interest expense, net	(7,959)	(4,736)	(9,025)	(16,984)	(7,803)
Write-off of loan costs	—	(3,751)	—	—	(3,751)
Income before income taxes	42,745	24,223	28,732	71,477	46,227
Provision for income taxes	16,732	9,888	11,384	28,116	18,869
Income from continuing operations	26,013	14,335	17,348	43,361	27,358
Gain on sale of discontinued operations, net of tax	—	—	—	—	25,703
Income (loss) from discontinued operations, net of tax	(9)	(83)	53	44	326
Net income	$26,004	$14,252	$17,401	$43,405	$53,387

Basic earnings per common share:
Income from continuing operations	$0.49	$0.28	$0.33	$0.81	$0.53
Income (loss) from discontinued operations	—	(0.01)	—	—	0.50
	$0.49	$0.27	$0.33	$0.81	$1.03

Diluted earnings per common share:
Income from continuing operations	$0.48	$0.27	$0.32	$0.81	$0.52
Income from discontinued operations	—	—	—	—	0.50
	$0.48	$0.27	$0.32	$0.81	$1.02

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,422	51,978	53,147	53,284	51,749
Diluted	53,911	52,633	53,644	53,783	52,435

SEGMENT FINANCIAL INFORMATION (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Dollars in millions)

	Three Months Ended			Six Months Ended
	2016	2015		2016	2015
		Reported	Pro Forma		Reported	Pro Forma
Revenues by segment:
Apex:
Assignment	$441.4	$333.9	$378.7	$863.5	$625.6	$727.6
Permanent placement	12.3	6.6	10.7	23.3	10.9	20.2
	453.7	340.5	389.4	886.8	636.5	747.8
Oxford:
Assignment	133.0	122.8	123.1	260.4	237.2	239.7
Permanent placement	21.4	22.1	22.1	42.9	41.7	41.8
	154.4	144.9	145.2	303.3	278.9	281.5
Consolidated:
Assignment	574.4	456.7	501.8	1,123.9	862.8	967.3
Permanent placement	33.7	28.7	32.8	66.2	52.6	62.0
	$608.1	$485.4	$534.6	$1,190.1	$915.4	$1,029.3
Percentage of total revenues:
Apex	74.6%	70.2%	72.8%	74.5%	69.5%	72.6%
Oxford	25.4%	29.8%	27.2%	25.5%	30.5%	27.4%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Assignment	94.4%	94.1%	93.9%	94.4%	94.2%	94.0%
Permanent placement	5.6%	5.9%	6.1%	5.6%	5.8%	6.0%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Domestic	95.1%	95.4%	95.6%	95.2%	95.5%	95.6%
Foreign	4.9%	4.6%	4.4%	4.8%	4.5%	4.4%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Gross profit:
Apex	$138.1	$98.2	$119.2	$264.3	$178.4	$225.8
Oxford	64.0	60.3	60.4	125.6	116.0	116.9
Consolidated	$202.1	$158.5	$179.6	$389.9	$294.4	$342.7
Gross margin:
Apex	30.5%	28.9%	30.6%	29.8%	28.0%	30.2%
Oxford	41.4%	41.6%	41.6%	41.4%	41.6%	41.5%
Consolidated	33.2%	32.7%	33.6%	32.8%	32.2%	33.3%

Note: Pro forma was prepared as if the acquisitions of Creative Circle and a small Life Sciences business in Europe were consummated at the beginning of 2014. Although the pro forma segment data are considered non-GAAP measures, they were calculated in the same manner as the consolidated pro forma data, which are GAAP measures.

SELECTED CASH FLOW INFORMATION (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands)

	Three Months Ended		Six Months Ended
	2016	2015	2016	2015
Cash provided by operating activities	$61,134	$32,477	$98,448	$52,420
Capital expenditures	(6,627)	(5,331)	(13,909)	(13,331)
Free cash flow (non-GAAP)	$54,507	$27,146	$84,539	$39,089

Cash used in investing activities	$(7,153)	$(558,165)	$(8,259)	$(451,269)
Cash provided by (used in) financing activities	$(47,617)	$491,729	$(79,270)	$410,242

SELECTED CONSOLIDATED BALANCE SHEET DATA
AS OF JUNE 30, 2016 AND DECEMBER 31, 2015
(In thousands)

	2016	2015
	(Unaudited)
Cash and cash equivalents	$34,782	$23,869
Accounts receivable, net	383,722	354,808
Total current assets	442,226	414,208
Goodwill and intangible assets, net	1,272,706	1,292,831
Total assets	1,777,715	1,767,307
Total current liabilities	177,607	160,350
Working capital	264,619	253,858
Long-term debt	691,930	755,508
Other long-term liabilities	67,247	66,655
Stockholders’ equity	840,931	784,794

RECONCILIATION OF NET INCOME TO EBITDA (NON-GAAP) AND
ADJUSTED EBITDA (NON-GAAP) (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands)

	Three Months Ended		Six Months Ended
	2016	2015	2016	2015
Net income	$26,004	$14,252	$43,405	$53,387
(Income) loss from discontinued operations, net of tax(1)	9	83	(44)	(26,029)
Interest expense, net	7,959	4,736	16,984	7,803
Write-off of loan costs	—	3,751	—	3,751
Provision for income taxes	16,732	9,888	28,116	18,869
Depreciation	5,372	4,191	10,655	7,723
Amortization of intangible assets	10,032	6,957	20,176	11,826
EBITDA (non-GAAP)	66,108	43,858	119,292	77,330
Equity-based compensation	6,534	5,236	13,458	9,190
Acquisition, integration and strategic planning expenses	1,467	6,932	3,793	8,210

Adjusted EBITDA (non-GAAP)	$74,109	$56,026	$136,543	$94,730

Weighted average common and common equivalent shares outstanding (diluted)	53,911	52,633	53,783	52,435

(1)
(Income) loss from discontinued operations, net of tax is excluded from Adjusted EBITDA. Discontinued operations, net of tax for the six months ended June 30, 2015 included the gain on the sale of our Physician Segment.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND
ADJUSTED NET INCOME (NON-GAAP) (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	2016	2015	2016	2015
Net income	$26,004	$14,252	$43,405	$53,387
(Income) loss from discontinued operations, net of tax(1)	9	83	(44)	(26,029)
Write-off of loan costs	—	3,751	—	3,751
Acquisition, integration and strategic planning expenses	1,467	6,932	3,793	8,210
Accretion of discount on contingent consideration	—	—	863	—
Tax effect on adjustments	(572)	(3,817)	(1,800)	(4,315)
Non-GAAP net income	26,908	21,201	46,217	35,004
Amortization of intangible assets	10,032	6,957	20,176	11,826
Cash tax savings on indefinite-lived intangible assets(2)	6,601	4,791	13,169	8,673
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(547)	(607)	(1,148)	(1,112)
Adjusted Net Income (non-GAAP)	$42,994	$32,342	$78,414	$54,391

Per diluted share:
Net income	$0.48	$0.27	$0.81	$1.02
Adjustments	0.32	0.34	0.65	0.02
Adjusted Net Income (non-GAAP)	$0.80	$0.61	$1.46	$1.04

Weighted average common and common equivalent shares outstanding (diluted)	53,911	52,633	53,783	52,435

(1)
(Income) loss from discontinued operations, net of tax is excluded from Adjusted Net Income. Discontinued operations, net of tax for the six months ended June 30, 2015 included the gain on the sale of our Physician Segment.

(2)
Income tax benefit (using 39 percent marginal tax rate) from amortization of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

OPERATING METRICS (Unaudited)

	Apex	Oxford	Consolidated

Average number of staffing consultants:
Q2 2016	1,314	974	2,288
Q1 2016	1,296	988	2,284
Q2 2015	1,083	919	2,002

Average number of customers per week:
Q2 2016	3,446	1,082	4,528
Q1 2016	3,368	1,049	4,417
Q2 2015	1,787	1,071	2,858

Average number of contract professionals per week:
Q2 2016	14,907	2,875	17,782
Q1 2016	14,638	2,794	17,432
Q2 2015	12,883	2,623	15,506

Top 10 customers as a percentage of revenue:
Q2 2016	23.8%	11.6%	18.3%
Q1 2016	22.9%	11.6%	17.1%
Q2 2015	25.1%	11.3%	17.6%

Average bill rate:
Q2 2016	$55.97	$103.58	$62.45
Q1 2016	$55.74	$101.77	$62.04
Q2 2015	$55.05	$103.65	$62.54

Gross profit per staffing consultant:
Q2 2016	$105,000	$66,000	$88,000
Q1 2016	$97,000	$62,000	$82,000
Q2 2015	$91,000	$66,000	$79,000

FINANCIAL ESTIMATES FOR Q3 2016
RECONCILIATION OF ESTIMATED NET INCOME TO ESTIMATED NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$28.7	$30.5
Interest expense, net	7.5	7.5
Provision for income taxes	18.8	20.0
Depreciation	5.7	5.7
Amortization of intangible assets	9.7	9.7
EBITDA (non-GAAP)	70.4	73.4
Equity-based compensation	6.6	6.6
Adjusted EBITDA (non-GAAP)	$77.0	$80.0

	Low	High
Net income(1)	$28.7	$30.5
Amortization of intangible assets	9.7	9.7
Cash tax savings on indefinite-lived intangible assets	6.7	6.7
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.3)	(0.3)
Adjusted Net Income (non-GAAP)	$44.8	$46.6

Per diluted share:
Net income	$0.53	$0.56
Adjustments	0.30	0.30
Adjusted Net Income (non-GAAP)	$0.83	$0.86

Weighted average common and common equivalent shares outstanding (diluted)	54.2	54.2

(1)	These estimates do not include acquisition, integration, or strategic planning expenses.